Exhibit 10.2

NOTE REGARDING FLORIDA DOCUMENTARY STAMP TAX: THIS PROMISSORY NOTE: (a) IS NOT SECURED BY AN INTEREST IN FLORIDA REAL PROPERTY; AND (b) HAS BEEN EXECUTED AND DELIVERED BY BORROWER TO LENDER OUTSIDE OF THE TERRITORIAL LIMITS OF THE STATE OF FLORIDA AND THEREFORE NO DOCUMENTARY STAMP TAX IS DUE HEREON.

$1,068,960.30

promissory NOTE

THIS PROMISSORY NOTE (this “Note”) is made as of June 2, 2016 (the “Effective Date”) in the principal amount One Million Sixty-Eight Thousand Nine Hundred Sixty and 30/100 Dollars ($1,068,960.30).

Recitals

B.            This Note is made by CSI ACQUISITION SUB ONE, LLC, a Delaware limited liability company (“Borrower”), having an address of 1175 Lancaster Ave., Suite 200, Berwyn, PA 19312, and is payable to the order of FIFTH THIRD BANK, an Ohio banking corporation, its successors and assigns (“Lender”), 201 East Kennedy Blvd. Suite 1800, Tampa, Hillsborough County, Florida 33602, pursuant to the terms and conditions set forth in that certain Credit Agreement dated as of the Effective Date by and between Borrower and Lender (the “Credit Agreement”). The amount disbursed by Lender to Borrower, repayment of which is evidenced by this Note, is referred to as the “Loan”.

C.            This Note is secured, among other items, by (i) that certain Security Agreement dated of even date herewith by and between Borrower and Lender (the “Security Agreement”), encumbering certain interests in personal property as more particularly described therein (the “Property”), (ii) certain other documents securing repayment of this Note, including, without limitation, a Continuing Guaranty Agreement of even date herewith from JETPAY CORPORATION, a Delaware corporation (“Guarantor”), for the benefit of Lender (the “Payment Guaranty”) (the Note, the Security Agreement, the Credit Agreement, the Payment Guaranty, and all other documents evidencing or securing the Loan are hereinafter collectively referred to herein as the “Loan Documents”). All of the agreements, conditions, covenants, provisions and stipulations contained in the Credit Agreement and other Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

1.             Agreement to Pay.

C.           Maturity Date. Borrower hereby promises to pay to the order of Lender the principal sum of One Million Sixty-Eight Thousand Nine Hundred Sixty and 30/100 Dollars ($1,068,960.30), or so much thereof as may be outstanding hereunder, in lawful money of the United States of America on or before the earlier of November 30, 2019 (the “Maturity Date”) or upon acceleration of the Note, together with interest thereon at the rate or rates hereinbelow set forth.

D.           Interest Rate. Interest on the Loan shall accrue on the outstanding principal balance of this Note from the date of the initial disbursement through the Maturity Date.

2.             Defined Terms. In addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings when used in this Note. All capitalized terms used in this Note and not otherwise defined shall have the meanings ascribed thereto in the Security Agreement.

A.           “Business Day” shall mean: any day other than a Saturday, Sunday, federal holiday or other day on which the New York Stock Exchange is regularly closed. (i) with respect to all notices and determinations in connection with the LIBOR Rate, any day (other than a Saturday or Sunday) on which commercial banks are open in London, England, New York, New York, and Cincinnati, Ohio for dealings in deposits in the London Interbank Market; and (ii) in all other cases, any day on which commercial banks in Cincinnati, Ohio are required by law to be open for business; provided that, notwithstanding anything to the contrary in this definition of “Business Day”, at any time during which a Rate Management Agreement (as defined in the Credit Agreement) with Lender is then in effect with respect to all or a portion of this Note, then the definitions of “Business Day” and “Banking Day”, as applicable, as set forth in such Rate Management Agreement shall govern with respect to all applicable notices and determinations in connection with such portion of this Note subject to such Rate Management Agreement.

B.           “Default” shall mean when used in reference to this Note or any other document, or in reference to any provision or obligation under this Note or any other document, the occurrence of an event or the existence of a condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under this Note or such other document, as the case may be.

C.           “Default Rate” as defined in Section 4 hereof.

D.           “Event of Default” shall mean (i) when used in reference to this Note, one or more of the events or occurrences referred to in Section 8.A. of this Note; and (ii) when used in reference to any other document, a default or event of default under such document that has continued after the giving of any applicable notice and the expiration of any applicable grace or cure periods.

E.           “Interest Rate” shall mean for percent (4.00%) per annum.

2.             Computation of Interest. Moneys deposited by Lender in an escrow shall be deemed to have been disbursed as of, and shall bear interest from, the date of deposit in escrow. Interest on this Note shall be payable for the day a disbursement of proceeds of the Loan is made. Regularly scheduled payments of interest on this Note shall include interest accrued to but not including the day on which the payment is made. Payments of principal on this Note shall include interest on the amount paid to but not including the date of payment if payment is received prior to 2:00 P.M. Eastern Time, and if payment is received after such time, payment of principal on this Note shall include interest to and including the day of payment.

3.             Payment Terms.

C.           Commencing on the first day of July, 2016 and on the first day of each successive month thereafter (subject to earlier prepayment as provided in Section 8 hereof), until the Loan has been fully paid and satisfied in cash, Borrower shall make payments to Lender of interest and principal of Twenty-Seven Thousand Three Hundred Sixteen and 92/100 Dollars $27,316.92).

D.           The Loan shall be due and payable, and Borrower hereby promises to pay the outstanding principal amount of the Loan to Lender, together with all accrued interest thereon then remaining unpaid and all other unpaid amounts, charges, fees and expenses outstanding under this Note or under any of the other Loan Documents, on the Maturity Date.

4.             Late Payments; Default Rate; Fees. If any payment is not paid within ten (10) days of when due under this Note or any of the other Loan Documents, Borrower agrees to pay to Lender a late payment fee of five percent (5%) of the payment amount with a minimum fee of $20.00. After an Event of Default, Borrower agrees to pay to Lender a fixed charge of $25.00, or Borrower agrees that Lender may, without notice, increase the Interest Rate by five percentage points (5.00%) (the “Default Rate”) for the period of time the default is continuing. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason.

5.             Rounding and Rate Management Agreement. At any time during which a Rate Management Agreement is then in effect with respect to this Note, the provisions contained in this Note which round up the Interest Rate to the nearest 1/8th shall be disregarded and no longer of any force and effect, notwithstanding anything to the contrary contained in this Note.

6.             Maximum Interest Rate. Notwithstanding any provisions of this Note or any instrument securing payment of the indebtedness evidenced by this Note to the contrary, it is the intent of Borrower and Lender that Lender shall never be entitled to receive, collect or apply, as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and in the event Lender ever receives, collects or applies as interest any such excess, such amount which would be excess interest shall be deemed a permitted partial prepayment of principal without penalty or premium and treated hereunder as such; and if the principal of the indebtedness evidenced hereby is paid in full, any remaining excess funds shall forthwith be paid to Borrower. In determining whether or not interest of any kind payable hereunder exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, and (b) amortize, prorate, allocate and spread such payment so that the interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law; provided that if the amount of interest received for the actual period of existence thereof exceeds the maximum lawful rate, Lender shall refund to Borrower the amount of such excess. Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate.

7.             Non-Revolving Loan. No amount repaid or prepaid on this Note may be borrowed again

8.             Default and Remedies.

C.           An “Event of Default” shall occur under this Note upon the occurrence of (a) the failure of Borrower to make any principal or interest payment owing hereunder on the date which is five (5) days after the date when due, (b) the failure by Borrower to pay any other amount payable to Lender under this Note within five (5) days after the date when any such payment is due in accordance with the terms hereof or thereof, (c) a breach by Borrower of any of the covenants, agreements, representations, warranties or other provisions hereof, which is not cured within the grace or cure period, if any, applicable thereto, or (d)  the occurrence of any Event of Default under any of the other Loan Documents. An Event of Default under this Note shall also be deemed an Event of Default under the other Loan Documents.

D.           If an Event of Default has occurred and is continuing, Lender shall have the option, without demand or notice, other than specified herein or in the other Loan Documents, to declare the unpaid principal of this Note, together with all accrued interest, prepayment premium, if any, and other sums secured by the Security Agreement, or other Loan Documents, at once due and payable to the extent permitted by law, to foreclose the Security Agreement and the other liens or security interests securing the payment of this Note, and to exercise any and all other rights and remedies available at law or in equity under the Security Agreement or the other Loan Documents.

E.           The remedies of Lender, as provided herein or in the Security Agreement or any of the other Loan Documents shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

9.             Costs and Attorneys’ Fees. If any Event of Default under this Note shall occur, or if Lender incurs any expenses or costs in connection with the protection or realization of any collateral, whether or not suit is filed thereon or on any instrument granting a security interest in said collateral, Borrower promises to pay all costs of collection of every kind, including but not limited to all appraisal costs, reasonable attorneys fees, court costs, and expenses of every kind, incurred by Lender in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

10.           Waiver. Borrower, and each surety and endorser hereon waives grace, notice, notice of intent to accelerate, notice of default, protest, demand, presentment for payment and diligence in the collection of this Note, and in the filing of suit hereon, and agrees that his or its liability and the liability of his or its heirs, beneficiaries, successors and assigns for the payment hereof shall not be affected or impaired by any release or change in the security or by any increase, modification, renewal or extension of the indebtedness or its mode and time of payment. It is specifically agreed by the undersigned that the Lender shall have the right at all times to decline to make any such release or change in any security given to secure the payment hereof and to decline to make any such increase, modification, renewal or extension of the indebtedness or its mode and time of payment.

11.           Notices. All notices or other communications required or permitted hereunder shall be delivered in the manner set forth in the Credit Agreement.

12.           Application of Payments. All payments on account of the indebtedness evidencing the Note shall first be applied to late charges and costs and fees incurred by Lender in enforcing its rights hereunder or under the Security Agreement and the other Loan Documents, second to accrued interest on the unpaid principal balance, and third to reduce unpaid principal inverse chronological order of maturity. Any payments and other amounts owing under this Note shall be made at Lender’s address above unless otherwise designated by Lender in writing.

13.           Miscellaneous.

C.           The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

D.           All payments under this Note shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment; provided that a check will be deemed sufficient payment so long as it clears when presented for payment. Each payment of principal or interest under this Note shall be paid not later than 2:00 P.M. Eastern Time on the date due therefor and funds received after that hour shall be deemed to have been received by Lender on the following Business Day. If any payment of principal, interest or any other amount due under this Note shall become due on a day which is not a Business Day, the due date for such payment shall be automatically extended to the next succeeding Business Day, and, in the case of a principal payment, such extension of time shall be included in computing interest on such principal. If an Event of Default has occurred and remains uncured, Lender is hereby authorized to charge any account of Borrower maintained with Lender for each payment of principal, interest and other amounts due under this Note, when each such payment becomes due. All amounts payable under this Note and the other Loan Documents shall be paid by Borrower without offset or other reduction.

E.           The obligations and liabilities under this Note of Borrower shall be binding upon and enforceable against Borrower and its heirs, legatees, legal representatives, successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender, its successors and assigns.

F.           If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

G.           If this Note is executed by more than one party as Borrower, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns.

H.           Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, the Lender may at any time sell one or more participations in the Note. Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.

I.           Time is of the essence of this Note and of each and every provision hereof.

J.           This Note, together with the other Loan Documents, sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Note, and there are no covenants, promises, agreements, conditions or understandings, either oral or written between them relating to the subject matter of this Note or other than as are set forth herein and in the other Loan Documents. This Note and the other Loan Documents supersede all prior written and oral commitments and agreements relating to the Loan. Borrower acknowledges that it is executing this Note without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein or in the other Loan Documents.

K.          This Note and each provision hereof may be modified, amended, changed, altered, waived, terminated or discharged only by a written instrument signed by the party sought to be bound by such modification, amendment, change, alteration, waiver, termination or discharge.

L.           Each party to this Note and the legal counsel to each party have participated in the drafting of this Note, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note.

M.           Borrower certifies that the proceeds of this Loan are to be used for business purposes.

14.           Choice of Laws. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

15.           JURY WAIVER. BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN BORROWER AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE LOAN DESCRIBED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

16.         JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE SHALL BE LITIGATED IN THE CIRCUIT COURT OF HILLSBOROUGH COUNTY, FLORIDA, OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS. BORROWER WAIVES ANY CLAIM THAT HILLSBOROUGH COUNTY, FLORIDA OR THE MIDDLE DISTRICT OF FLORIDA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

17.         Patriot Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

18.         BillPayer 2000. Any payments and other amounts owing under this Note shall be initiated by Lender in accordance with the terms of this Note from Borrower’s account through BillPayer 2000®. Borrower acknowledges and agrees that use of BillPayer 2000® shall be governed by the BillPayer 2000® Terms and Conditions, a copy of which Borrower acknowledges receipt. Borrower further acknowledges and agrees to maintain payments hereunder through BillPayer 2000® throughout the term of this Note. If BillPayer 2000® is cancelled at any time, Borrower may be required to pay Lender the then current amount of the difference between the Lender’s customary Note Processing Fee and the discounted Note Processing Fee received by Borrower in consideration of its use of BillPayer 2000®.

IN WITNESS WHEREOF, Borrower has executed, sealed and delivered this Note as of the Effective Date.

BORROWER:

CSI ACQUISITION SUB ONE, LLC, a Delaware limited liability company

By:	/s/ Peter B. Davidson
Name:	Peter B. Davidson
Title:	Vice Chairman and Corporate Secretary of JetPay Corporation, the sole member of CSI Acquisition Sub One, LLC